SCHEDULE 14A

(RULE 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Material

☐	Soliciting Material Pursuant to Rule 14a-12

PennantPark Investment Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, schedule or registration statement no.:
	(3)	Filing party:
	(4)	Date filed:

URGENT NOTICE

February 10, 2014

Dear Stockholder,

In a February 7, 2014 filing with the Securities and Exchange Commission, PennantPark Investment Corporation (the “Company”) announced the adjournment of its Annual Meeting of stockholders to allow the polls to remain open until Tuesday, February 25, 2014, at 9:30 a.m. Eastern Standard Time (EST) to solicit additional votes for the election of directors to the Board of the Company.

According to our records your shares have not been voted. Whether or not you plan to attend the Adjourned Annual Meeting, we encourage you to vote your shares promptly to avoid further adjournments and additional, unnecessary costs to the Company.

The purpose of the meeting is to elect Mr. Marshall Brozost and Mr. Samuel L. Katz each as a Class I director of the Company for a three year term expiring in 2017 or until his successor is duly elected and qualified.

THE COMPANY’S BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

Your vote is very important. Please act today to be sure your shares are voted. You can vote by telephone, Internet or mail, by following the instructions set forth in the proxy materials and other information previously distributed to you. The instructions are also set forth in a copy of the proxy card enclosed with this letter.

If you already have voted, we thank you for your prompt response. If you have not voted, we encourage you to do so without delay. Your vote is needed and valued, regardless of the number of shares you own.

Your prompt response is appreciated. If you need assistance in casting your vote, please call us at 212-905-1000.

Sincerely,

/s/ Aviv Efrat

Aviv Efrat
Chief Financial Officer and Treasurer

URGENT NOTICE

February 11, 2014

Dear Stockholder,

In a February 7, 2014 filing with the Securities and Exchange Commission, PennantPark Investment Corporation (the “Company”) announced the adjournment of its Special Meeting of stockholders to allow the polls to remain open until Tuesday, February 25, 2014, at 10:00 a.m. Eastern Standard Time (EST) to solicit additional votes seeking to approve a proposal to authorize flexibility to sell shares of the Company’s common stock at a price below the then-current net asset value per share.

According to our records your shares have not been voted. Whether or not you plan to attend the Adjourned Special Meeting, we encourage you to vote your shares promptly to avoid further adjournments and additional, unnecessary costs to the Company.

The purpose of the meeting is to authorize flexibility for your Company, with approval of the Company’s Board of Directors, to sell shares of the Company’s common stock, during the next 12 months, at a price below the then-current net asset value per share in one or more offerings, subject to certain conditions as set forth in the Joint Proxy Statement, previously provided.

THE COMPANY’S BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

Your vote is very important. Please act today to be sure your shares are voted. You can vote by telephone, Internet or mail, by following the instructions set forth in the proxy materials and other information previously distributed to you. The instructions are also set forth in a copy of the proxy card enclosed with this letter.

If you already have voted, we thank you for your prompt response. If you have not voted, we encourage you to do so without delay. Your vote is needed and valued, regardless of the number of shares you own.

Your prompt response is appreciated. If you need assistance in casting your vote, please call us at 212-905-1000.

Sincerely,

/s/ Aviv Efrat

Aviv Efrat
Chief Financial Officer and Treasurer

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